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                                                                     EXHIBIT 5.3

                   [LETTERHEAD OF WILMER, CUTLER & PICKERING]

                                              July 24, 2001

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM08
Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg

Ladies and Gentlemen:

    We have acted as United States securities counsel for Tyco
International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Issuer"), in connection with the filing by Tyco and the Issuer with the United States Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Additional Registration Statement") for an aggregate initial offering price not to exceed US$300,000,000. Tyco and the Issuer previously filed a registration statement (File Nos. 333-44100 and 333-44100-01)(as amended, the "Registration Statement"), that relates to the Issuer's (i) unsecured debt securities (the "Initial Debt Securities"), (ii) guarantees (the "Initial Guarantees") and
(iii) common shares to be issued upon conversion or exchange of the Initial Debt Securities by Tyco (the "Initial Common Shares"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$3,500,000,000. The Initial Debt Securities are to be issued in one or more series pursuant to Indentures among the Issuer, Tyco (as Guarantor) and the trustees thereunder (the "Trustees").

    The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the Registration Statement to register additional securities in an amount and at a price that represents no more than 20% of the amount of the maximum aggregate offering price set forth in the Registration Statement that remains available for issuance. In connection with the Additional Registration Statement certain legal matters related to the registration of additional debt securities pursuant to the Additional Registration Statement (the "Additional Debt Securities"), additional guarantees pursuant to the Additional Registration Statement (the "Additional Guarantees") and additional common shares pursuant to the Additional Registration Statement (the "Additional Common Shares") are being passed upon for Tyco and the Issuer by us.

    We have examined (i) the form of Senior Indenture filed as Exhibit 4.1 to Post-Effective Amendment No. 1 to the registration statement dated June 9, 1998, pursuant to which the Initial Debt Securities and the Additional Debt Securities may be issued; (ii) the form of Subordinated Indenture filed as Exhibit 4.2 to the Registration Statement, pursuant to which the Initial Debt Securities and the Additional Debt Securities may be issued (together with the Senior Indenture, the "Indentures"); (iii) the Additional Registration Statement;
(iv) the Registration Statement; and (v) originals, photocopies or conformed copies of all such records of Tyco, the Issuer and their subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby Spurling & Kempe, Bermuda counsel to Tyco, with respect to the authorization of Tyco to issue the Additional Guarantees and the authorization and validity upon
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Tyco International Ltd.
Tyco International Group S.A.
July 24, 2001
Page 2

issuance of Tyco's Additional Common Shares, and Beghin & Feider, Luxembourg counsel to the Issuer, with respect to the Issuer's authorization to issue the Additional Debt Securities.

    In connection with this opinion, we have assumed that (i) the Additional Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will remain effective; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Initial Debt Securities and the Additional Debt Securities offered thereby and the Initial Guarantees and the Additional Guarantees; (iv) all Initial Debt Securities and Additional Debt Securities will be issued and sold in the manner stated in the Additional Registration Statement, the Registration Statement and the appropriate prospectus supplement;
(v) the Indentures and any applicable supplemental indentures will have been duly authorized, executed and delivered by the Issuer, Tyco and the Trustees, and any such supplemental indentures will conform to the Indentures and to applicable law; (vi) a definitive purchase, underwriting or similar agreement with respect to any Initial Debt Securities and Additional Debt Securities offered will have been duly authorized, validly executed and delivered by the Issuer, Tyco and the other parties thereto; and (vi) any Initial Common Shares and Additional Common Shares issuable upon conversion or exchange of the Initial Debt Securities and the Additional Debt Securities being offered will be duly authorized, created and, if applicable, reserved for issuance upon such conversion or exchange.

    Based upon and subject to the foregoing, we are of the opinion that:

    With respect to Additional Debt Securities to be issued under the Indenture, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of the Issuer has taken all necessary corporate action to approve the issuance and terms of such Additional Debt Securities, the terms of the offering thereof and related matters; and
(iii) such Additional Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, the applicable supplemental indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by authorization of the Board of the Issuer upon payment of the consideration therefor provided for therein such Additional Debt Securities will be legally issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

    With respect to the Additional Guarantees, when (i) the Board of Tyco has taken all necessary corporate action to approve the creation of and the issuance and terms of the Additional Guarantees and related matters; and (ii) the Additional Guarantees have been duly executed, authenticated, issued and delivered by Tyco in accordance with the Indentures, such Additional Guarantees will be legally issued and will constitute valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

    We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus incorporated by reference into the Additional Registration Statement.
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Tyco International Ltd.
Tyco International Group S.A.
July 24, 2001
Page 3

    In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

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                                                       Sincerely,

                                                       WILMER, CUTLER & PICKERING

                                                       By:            /s/ MEREDITH B. CROSS
                                                            -----------------------------------------
                                                                   Meredith B. Cross, a Partner
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